APOGEE REPORTS FISCAL 2015 Q1 SALES, EARNINGS GROWTH

•	Revenues up 18 percent

•	EPS up 50 percent

•	Backlog grows to $385 million, up 28 percent

•	FY15 EPS outlook raised to $1.40-$1.50, from $1.35 to $1.50

MINNEAPOLIS, MN (June 24, 2014) – Apogee Enterprises, Inc. (Nasdaq:APOG) today announced fiscal 2015 first-quarter results. Apogee provides distinctive solutions for enclosing commercial buildings and framing art.

FY15 FIRST QUARTER VS. PRIOR-YEAR PERIOD

•	Revenues of $210.9 million were up 18 percent.

•	Operating income of $7.8 million was up 28 percent.

•	Earnings per share of $0.21 were up 50 percent.

•	Backlog of $385 million was up 28 percent, or $83 million.

•	Cash and short-term investments were $18 million.

COMMENTARY
“In our first quarter, we had strong growth in revenues, which were up 18 percent, and earnings per share, which were up 50 percent. In addition, our backlog grew 28 percent, or $83 million, from the prior-year period,” said Joseph F. Puishys, Apogee chief executive officer. “That said, our good results were somewhat impacted by the severe winter weather that led to contraction in the Canadian commercial construction market, resulting in a first-quarter loss for our Canadian storefront acquisition rather than the expected profit.

“The severe winter weather early in the first quarter impacted the profit of the entire Architectural Framing Systems segment," he said. "This earnings per share impact was offset by the final distribution for a previously discontinued European business, reported as other income.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“I am pleased that revenues grew in all four segments, and backlog grew for all of the architectural segments,” said Puishys. “Operating income improved significantly in our two largest segments - Architectural Glass and Architectural Services, which each had healthy conversion rates. In the Architectural Framing Systems segment, we saw improved earnings in the window business. The Large-Scale Optical segment delivered a 20 percent operating margin after investing for growth, including for capacity, new products and new market sectors.

“With our significant first-quarter backlog growth, solid operational performance and a stronger outlook for Architectural Glass, combined with growth in our end-market sectors that appears sustainable moving ahead, I expect an exceptional year in fiscal 2015,” he said.

FY15 FIRST-QUARTER SEGMENT AND OPERATING RESULTS VS. PRIOR-YEAR PERIOD

Architectural Glass

•	Revenues of $79.6 million were up 6 percent with growth in the U.S. and international market sectors.

•	Operating income grew to $2.8 million, doubling prior-year period earnings of $1.4 million on higher volume resulting in better capacity utilization.

◦	Operating margin was 3.5 percent, compared to 1.8 percent.

Architectural Services

•	Revenues of $51.6 million were up 11 percent on broad-based growth.

•	Operating income was $0.2 million, compared to a prior-year period loss of $1.0 million.

◦	Operating margin was 0.4 percent, compared to negative 2.1 percent.

◦	Bottom-line growth resulted from good execution and improved project margins.

Architectural Framing Systems

•	Revenues of $64.2 million were up 44 percent, with organic growth of 22 percent excluding the Canadian acquisition.

◦	The three U.S. businesses in the segment all had double-digit growth, with the window business delivering especially strong growth compared to a challenging prior-year period.

•	Operating income was $1.9 million, down 6 percent from $2.1 million.

◦	Operating margin was 3.0 percent, compared to 4.6 percent.

◦	Income growth in the U.S. businesses was offset by a loss in the Canadian business, which saw improvement in order levels in the latter part of the quarter.

Large-Scale Optical Technologies

•	Revenues of $20.1 million were up 3 percent.

•
Operating income of $4.0 million was down 16 percent from $4.7 million with increased investments in research and development for new products and new market sectors, as well as in manufacturing capacity.

◦	Operating margin was 19.8 percent, compared to 24.1 percent.

Consolidated Backlog

•	Backlog was $385.1 million, up 17 percent from $329.6 million at the end of fiscal 2014 and up 28 percent from $301.8 million in the prior-year period.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

◦	Approximately $307 million, or 80 percent, of the backlog is expected to be delivered in fiscal 2015, and approximately $78 million, or 20 percent, in fiscal 2016 and beyond.

Financial Condition

•	Debt was $20.7 million, consistent with the prior-year period. Almost all the debt is long-term, low-interest industrial revenue bonds.

•	Cash and short-term investments totaled $17.7 million, compared to $28.7 million at the end of fiscal 2014 and $69.7 million in the prior-year period.

◦	In fiscal 2014, completed two acquisitions for approximately $54 million in cash.

•	Non-cash working capital was $87.0 million, compared to $77.3 million at the end of fiscal 2014 and $68.2 million in the prior-year period.

•	Capital expenditures in the first quarter were $8.7 million, compared to $1.5 million in the prior-year period.

•	Depreciation and amortization was $6.8 million.

OUTLOOK
“I continue to believe that fiscal 2015 will be another exceptional year for Apogee,” said Puishys. “We have raised the bottom end of our earnings per share range, and now expect to earn $1.40 to $1.50 per share on revenue growth of 15 to 20 percent. This is improved from our previous EPS outlook of $1.35 to $1.50.

“As our commercial construction market sectors continue to strengthen, we are expecting a better year for Architectural Glass than originally anticipated,” he said. “We continue to expect that the acquisitions made last year will be accretive to our earnings in fiscal 2015 as the Canadian storefront business saw improved backlog and customer commitments as the first quarter ended. At the same time, we expect ongoing backlog growth at improving margins, providing improved visibility for fiscal 2015 and into fiscal 2016.

“In fiscal 2015, we again expect to outperform domestic commercial construction market growth by approximately 5 percentage points,” said Puishys. “The outlook for U.S. commercial construction markets, based on Apogee’s lag to McGraw-Hill forecasts for the segments we serve, is for high single-digit growth this fiscal year. In Canada, despite the weak start to the year, commercial construction markets are expected to grow for the remainder of the fiscal year.

“We expect that capital spending for fiscal 2015 will be approximately $40 million as we invest for growth, product development capabilities and productivity, as well as in maintenance,” he said. “We again expect to be free cash flow positive after this level of investments.” He added that the fiscal 2015 gross margin is anticipated to be approximately 23 percent.

“We believe that our strategies to grow through new geographies, new products and new markets will put Apogee on a path to $1 billion in revenues by the end of fiscal 2016,” Puishys said. “At the same time, we believe we can achieve a 10 percent operating margin in this approximate timeframe, in part through our focus on productivity and operational improvements.”

TELECONFERENCE AND SIMULTANEOUS WEBCAST

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Apogee Enterprises, Inc.

Apogee will host a teleconference and webcast at 10 a.m. Central Time tomorrow, June 25. To participate in the teleconference, call 1-866-700-0133 toll free or 617-213-8831 international, access code 78517372. The replay will be available from noon Central Time on June 25 through midnight Central Time on Wednesday, July 2 by calling 1-888-286-8010 toll free, access code 75536853. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on “investor relations” and then the webcast link at the top of that page. The webcast also will be archived on the company’s web site.

ABOUT APOGEE ENTERPRISES
Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in four segments, with three of the segments serving the commercial construction market:

▪	Architectural Glass segment consists of Viracon, the leading fabricator of coated, high-performance architectural glass for global markets.

▪	Architectural Services segment consists of Harmon, Inc., one of the largest U.S. full-service building glass installation and renovation companies.

▪
Architectural Framing Systems segment businesses design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings. Businesses in this segment are: Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; Tubelite, a fabricator of aluminum storefront, entrance and curtainwall products; Alumicor, a fabricator of aluminum storefront, entrance, curtainwall and window products for Canadian markets; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

▪	Large-Scale Optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer primarily for the custom picture framing market.

USE OF NON-GAAP FINANCIAL MEASURES
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release also contains non-GAAP financial measures. Specifically, Apogee has presented free cash flow, non-cash working capital and organic growth. Free cash flow is defined as net cash flow provided by operating activities, minus capital expenditures. Non-cash working capital is defined as current assets, excluding cash and short-term available for sale securities, short-term restricted investments and current portion of long-term debt, less current liabilities. The organic growth rate is defined as growth excluding that from Alumicor, Apogee’s Canadian storefront business. Apogee believes that use of these non-GAAP financial measures enhances communications as they provide more transparency into management’s performance with respect to cash, current assets and liabilities, and revenue growth without the extraordinary effect of recent acquisitions. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flows from operations or any other measure of performance prepared in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) operational risks: i) the cyclical nature and market conditions of the North American and Latin American commercial construction industries, which impact our three architectural segments; ii) consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; iii) actions of competitors or new market entrants; iv) ability to fully and efficiently utilize production capacity; v) product performance, reliability, execution or quality problems; vi) installation project management issues that could result in losses on individual contracts; vii) changes in consumer and customer preference, or architectural trends and building

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Apogee Enterprises, Inc.

codes; and viii) dependence on a relatively small number of customers in certain business segments; (B) financial risks: i) revenue and operating results that are volatile; and ii) financial market disruption, which could impact company, customer and supplier credit availability; (C) self-insurance risk related to a material product liability or other event for which the company is liable; (D) cost of compliance with environmental regulations; (E) potential impact on financial results if one or more senior executives were no longer active with the company; and (F) integration of two recent acquisitions. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 1, 2014.

(Tables follow)

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries
Consolidated Condensed Statement of Income
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended	%
Dollar amounts in thousands, except for per share amounts	May 31, 4014	June 1, 2013	Change

Net sales	$210,883	$179,311	18%
Cost of goods sold	169,445	142,925	19%
Gross profit	41,438	36,386	14%
Selling, general and administrative expenses	33,621	30,271	11%
Operating income	7,817	6,115	28%
Interest income	249	174	43%
Interest expense	193	499	(61)%
Other income, net	1,283	69	1759%
Earnings before income taxes	9,156	5,859	56%
Income tax expense	3,054	1,700	80%
Net earnings	$6,102	$4,159	47%

Earnings per share - basic	$0.21	$0.15	40%
Average common shares outstanding	28,777,464	28,440,656	1%
Earnings per share - diluted	$0.21	$0.14	50%
Average common and common equivalent shares outstanding	29,384,879	29,337,478	—%
Cash dividends per common share	$0.1000	$0.0900	11%

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Business Segments Information
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended	%
	May 31, 4014	June 1, 2013	Change
Sales
Architectural Glass	$79,634	$74,803	6%
Architectural Services	51,616	46,476	11%
Architectural Framing Systems	64,222	44,446	44%
Large-scale Optical	20,061	19,473	3%
Eliminations	(4,650)	(5,887)	21%
Total	$210,883	$179,311	18%
Operating income (loss)
Architectural Glass	$2,800	$1,371	104%
Architectural Services	184	(965)	N/M
Architectural Framing Systems	1,931	2,064	(6)%
Large-scale Optical	3,964	4,698	(16)%
Corporate and other	(1,062)	(1,053)	(1)%
Total	$7,817	$6,115	28%

Consolidated Condensed Balance Sheets
(Unaudited)

	May 31, 4014	March 1, 2014
Assets
Current assets	$233,660	$242,792
Net property, plant and equipment	197,144	193,946
Other assets	127,636	128,619
Total assets	$558,440	$565,357
Liabilities and shareholders' equity
Current liabilities	$129,060	$136,834
Long-term debt	20,659	20,659
Other liabilities	52,069	55,234
Shareholders' equity	356,652	352,630
Total liabilities and shareholders' equity	$558,440	$565,357

N/M = Not meaningful

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries
Consolidated Condensed Statement of Cash Flows
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
Dollar amounts in thousands	May 31, 4014	June 1, 2013

Net earnings	$6,102	$4,159
Depreciation and amortization	6,766	6,511
Stock-based compensation	1,250	1,118
Other, net	(2,531)	(806)
Changes in operating assets and liabilities	(10,391)	(13,149)
Net cash provided by (used in) operating activities	1,196	(2,167)
Capital expenditures	(8,738)	(1,512)
Proceeds on sale of property	201	169
Net sales of restricted investments	798	19,253
Net sales (purchases) of marketable securities	384	(3,569)
Net cash (used in) provided by investing activities	(7,355)	14,341
Payments on debt	(12)	(10,015)
Shares withheld for taxes, net of stock issued to employees	(3,164)	(1,141)
Repurchase and retirement of common stock	(863)	—
Dividends paid	(3,078)	(2,687)
Other, net	1,589	1,009
Net cash used in financing activities	(5,528)	(12,834)
Decrease in cash and cash equivalents	(11,687)	(660)
Effect of exchange rates on cash	315	40
Cash and cash equivalents at beginning of year	28,465	37,767
Cash and cash equivalents at end of period	$17,093	$37,147

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com